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                                                                    EXHIBIT 11.1

                                 MASSBANK CORP.
                               Earnings Per Share

     The following is a calculation of earnings per share for the three and six months ended June 30, 2002 and 2001.

                                                    Three Months Ended          Six Months Ended
Calculation of Basic                                     June 30,                   June 30,
  Earnings Per Share                                 2002         2001          2002         2001
------------------------------                       ----         ----          ----         ----
Net Income                                        $2,702,000  $2,688,000     $5,352,000  $5,433,000
                                                  ----------  ----------     ----------  ----------

Average common shares outstanding                  4,737,520   4,700,280      4,742,224   4,712,697

Less: Unallocated Employee Stock Ownership
      Plan (ESOP) shares not committed
      to be released                                 (13,200)    (26,400)       (13,200)    (26,400)
                                                  ----------  ----------     ----------  ----------

Weighted average shares outstanding                4,724,320   4,673,880      4,729,024   4,686,297
                                                  ----------  ----------     ----------  ----------

Earnings per share (in dollars)                   $     0.57  $     0.57     $     1.13  $     1.16
                                                  ----------  ----------     ----------  ----------

                                                    Three Months Ended          Six Months Ended
Calculation of Diluted                                   June 30,                   June 30,
  Earnings Per Share                                2002          2001         2002         2001
------------------------------                      ----          ----         ----         ----
Net Income                                        $2,702,000  $2,688,000     $5,352,000  $5,433,000
                                                  ----------  ----------     ----------  ----------

Average common shares outstanding                  4,737,520   4,700,280      4,742,224   4,712,697

Less: Unallocated Employee Stock Ownership
      Plan (ESOP) shares not committed
      to be released                                 (13,200)    (26,400)       (13,200)    (26,400)

Dilutive stock options                               135,210     121,482        131,542     116,138
                                                  ----------  ----------     ----------  ----------

Weighted average shares outstanding                4,859,530   4,795,362      4,860,566   4,802,435
                                                  ----------  ----------     ----------  ----------

Earnings per share (in dollars)                   $     0.56  $     0.56     $     1.10  $     1.13
                                                  ----------  ----------     ----------  ----------